Exhibit 23.1

Onestop Assurance PAC Co. Registration No: 201823302D 10 Anson Road #21-14 International Plaza Singapore 079903 Tel: 6883 5647 Email: contact@onestop-audit.com Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 30, 2026, with respect to the consolidated financial statements of Baiya International Group Inc. and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended December 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

Very truly yours,

ONESTOP ASSURANCE PAC

Public Accountants and

Chartered Accountants

Singapore

August 21, 2026